Exhibit 13

                               906 Certification


     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Jason C.S. Chang, the Chief Executive Officer, and Joseph Tung, the Chief Financial Officer, of Advanced Semiconductor Engineering, Inc., each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Semiconductor Engineering, Inc.




Date: June 30, 2004                    /s/ Jason C.S. Chang
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                                       Name:    Jason C.S. Chang
                                       Title:   Chief Executive Officer




                                       /s/ Joseph Tung
                                       ----------------------------------------
                                       Name:    Joseph Tung
                                       Title:   Chief Financial Officer